VAResources n .

MASTER
    EQUIPMENT LEASE SCHEDULE
 001-0025788-001

N0,1 TO EQUIPMENT LEASE NO. _____ (THE "LEASE")

EQUIPMENT LEASED: SUPPLIER: See Attached Schedule "A"

LOCATION OF EQUIPMENT:
42 Corporate Park Ste 250
Irvine, CA 92606

TERM OF SCHEDULE: 24

RENTAL PAYMENTS $686.94 (plus applicable taxes)

RENTAL PAYMENT FREQUENCY: ☒ MONTHLY ☐ QUARTERLY ☐ ANNUALLY

ADVANCE RENTALS $1,373.88 PAYABLE AT THE TIME OF SIGNING OF THIS SCHEDULE TO BE APPLIED TO THE FIRST AND LAST RENTAL PAYMENTS.

ADDITIONAL TERMS AND CONDITIONS

Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above, or on any Schedule attached hereto, for the term and the rental payments provided herein, all subject to the terms and conditions of the Master Equipment Lease Agreement.

ACCEPTED ON BEHALF OF LESSOR:
VARESOURCE
LESSEE: New Motion Inc
BY:	BY: /s/ Scott Walker
PRINTED NAME: LINDA URBAN	PRINTED NAME: Scott Walker
TITLE: Admin	TITLE: CEO
ADDRESS 3200 Broadway, Suite 205	ADDRESS: 10 Corporate Park Ste 315
Garland, TX 75043	Irvine, CA 92606
DATED: 8-05-05	DATED: 8/4/05

Master Equipment Lease Agreement    VAResources inc.
Lease Number CO — 001-0025788-001

Lessee (full legal name)

Vendor (full legal name)	Lessee (full legal name)
1VAResources, Inc.	New Motion Inc
Address	Address
13200 Broadway Blvd., Ste. 250	110 Corporate Park Ste 315

City	State	County	Zip Code	City	State	County	Zip Code
Garland	TX		175043	Irvine	CA	1	192606
				Telephone	State of Organization Organization ID #		Federal ID

Dear Customer: We've written this Master Equipment Lease (the "Lease") in simple and easy-to-read language because we want you to understand its terms. Please read your agreement carefully and feel free to ask us any questions you may have about it. We use the words you and your to mean the Lessee indicated above. The words we, us and our refer to the Lessor indicated herein.

Lease Agreement: We agree to lease to you and you agree to lease from us the Equipment on any schedule or schedule's, hereinafter referred to as "Schedule" executed on the date hereof or from time to time by Lessor and Lessee, and now or hereafter attached hereto, upon the terms and conditions set forth in this Master Equipment Lease Agreement as supplemented with respect to each item of equipment by the terms and conditions set forth in the appropriate Schedule identifying such item of Equipment. The term "Lease" as used herein shall mean this Master Equipment Lease Agreement and, as required, the various Schedule's identifying all items of equipment or the appropriate Schedule or Schedule's identifying one or more particular items of equipment.

Your payments shown on any Schedule may not include any applicable tax. If any taxes are due you authorize us to pay the tax when it is due and agree to reimburse us by adding a charge to your monthly payment. You authorize us to insert or correct missing or incorrect information on the Lease; we will send you notice of such changes. Payments will be applied first to past due balances, taxes, fees, and late charges, and then to the current amount due.

You agree to all the terms and conditions shown above, on the reverse side of this Lease and or any Schedule, that those terms and conditions are a complete and exclusive statement of our agreement and that they may be modified only by written agreement between you and us. Terms or oral promises hich are not contained in this written Lease may not be legally enforced. You also agree that the Equipment will not be used for personal, family or household purposes. You acknowledge receipt of a copy of this Lease.

This Lease is not binding on us until we accept it by signing below. You authorize us to record a UCC-1 financing statement or similar instrument, and appoint us as your attorney-in-fact to execute and deliver such instrument, in order to show our interest in the Equipment.

This Lease or any Schedule may not be terminated early.

Less VAResources, Inc.	Lessee: New Motion Inc
By: /s/ Lynda Urban	/s/ Scott Walker

Accepted on behlalf of Lessor on 8-5-05

Garland, Texas	Title CEO

You agree that a facsimile copy of this Lease or any Schedule bearing signatures may be treated as an original.

Guaranty: In this guaranty, you means the person making the guaranty, and we, us and our refer to the Lessor indicated above. You guarantee that the Lessee will make all payments and pay all the other charges required under this Lease/Rental Agreement and under any other agreement now or hereafter entered into between the Lessee and us (the "agreement(s)") when they are due and will perform all other obligations under the agreement(s) fully and promptly. You also agree that we may make other arrangements with the Lessee and you will still be responsible for those payments and other obligations.

We do not have to notify you if the Lessee is in default. If the Lessee defaults, you will immediately pay in accordance with the default provisions of the agreement(s) all sums due under the terms of the agreement(s) and you will perform all other obligations of Lessee under the agreement(s). You will reimburse us for all the expenses we incur in enforcing any of our rights against the Lessee or you, including attorney fees. THE SAME STATE LAW AS THE AGREEMENT WILL GOVERN THIS GUARANTY. YOU AGREE TO JURISDICTION. You agree to waive your right to a trial by jury in an action between you and us.

I authorize you to obtain and update my personal credit information from any consumer credit reporting agency or other source in connection with your acceptance of the within Personal Guaranty.

Personal Guaranty: by: /s/ Scott Walker	Personal Guaranty: _____________ Individually
By Individually	By X
Name (Print)	Name (Print)

Master Equipment Lease (continued)

RENT/TERM OF LEASE: You agree to pay us the amount specified In this Lease or any Schedule as the Lease payment (plus any applicable taxes) when each payment is due. This Lease goes Into effect on the date you sign the Delivery and Acceptance Certificate ("Effective Date"). The term of this Lease begins on a date designated by us after receipt of all required documentation and acceptance by us ("Commencement Date") and continues for the number of months designated as "Lease Term" on any Schedule. The Lease payments are payable in advance periodically as stated in or on any schedule to this Lease unless we notify you otherwise. You agree to pay an interim Lease payment in the amount of one-thirtieth (1/30th) of the Lease payment for each day from and including the Effective Date until the day preceding the Commencement Date.

PAYMENT: You agree to make payment either electronically or by mail. We will provide you with an "Authorization Agreement for Electronic Payments° agreement. You authorize us to change the Lease payment by not more than 15% due to changes in the Equipment configuration, which may occur prior to our acceptance of this Lease. Restrictive endorsements on checks you send to us will not reduce your obligations to us. Whenever any Lease payment or other payment is not made when due, you agree to pay us, within one month, a late charge of the greater of ten percent (10%) of the payment or $20.00 for each delayed payment for our internal operating expenses arising as a result of each delayed payment, but only to the extent permitted by law.

LOCATION AND OWNERSHIP OF EQUIPMENT: You will keep and use the Equipment only at "the Equipment location address." You agree that the Equipment will not be removed from that address unless you get our written permission in advance to move it. You agree to pay the costs incurred by us to verify installation of the Equipment prior to commencement or during the term of the Lease. We are the owner of the Equipment and have title to the Equipment.

USE, MAINTENANCE AND INSTALLATION: You are responsible for protecting the Equipment from damage except for ordinary wear and tear and from any other kind of loss while you have the Equipment. If the Equipment is damaged or lost, you agree to continue to pay rent. You will not move the Equipment from the Equipment location without our advance written consent. You will give us reasonable access to the Equipment location so that we can check the Equipment's existence, condition and proper maintenance. You will use the Equipment in the manner for which it was intended, as required by all applicable manuals and instructions and keep it eligible for any manufacturer's certification and/or standard, full service maintenance contract. At your own cost and expense, you will keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted. All replacement parts and repairs will become our property. You will not make any permanent alterations to the Equipment.

REDELIVERY OF EQUIPMENT; RENEWAL: You shall provide us with written notice, by certified mail, sent not less than 120 days nor more than 180 days prior to the expiration of the Lease term or any renewal Lease term, of your intention either to exercise any option to purchase all but not less than all of the Equipment (if we grant you such an option) or cancel the Lease and return the Equipment to us at the end of the Lease term. If you elect to return the Equipment to us at the expiration of the original or any renewal term of the Lease, you agree to return the Equipment In accordance with the paragraph titled Return of Equipment. Upon your purchase or return of the, Equipment, we may charge you a title transfer or Lease termination fee of up to $75.00. If we have but received written notice from you of your intention to purchase or return the Equipment, this Lease will automatically renew for succeeding one-year periods commencing at the expiration of the original Lease term. If this Lease is renewed, the first renewal payment will be due the first day after the original Lease term expired. Any security deposit held by us shall continue to be held to secure your performance for the renewal period.

LOSS; DAMAGE; INSURANCE: You are responsible for and accept the risk of loss or damage to the Equipment. You agree to keep the Equipment insured against all risks of loss in an amount at least equal to the replacement cost until this Lease is paid in full. You will also carry public liability insurance with respect to the Equipment and the use thereof. You will list us as loss payee and give us written proof of this insurance before this Lease term begins. IF YOU DO NOT GIVE US PROOF OF PHYSICAL DAMAGE INSURANCE, WE MAY (BUT WILL NOT BE OBLIGATED TO) OBTAIN OTHER PHYSICAL DAMAGE INSURANCE AND CHARGE YOU A FEE FOR IT, OR WE MAY CHARGE YOU A MONTHLY CHARGE EQUAL TO 0.25% OF THE ORIGINAL EQUIPMENT COST DUE TO THE INCREASED CREDIT RISK TO US AS WELL AS TO COVER OUR INCREASED INTERNAL OVERHEAD COSTS OF REQUESTING PROOF OF PHYSICAL DAMAGE INSURANCE FROM YOU. You agree to appoint us your attorney-in-fact to sign your name to any document for the sole purpose of making claims for, receiving payment of and to execute and endorse all documents, checks or drafts for loss or damage under any insurance policies.

ASSIGNMENT: YOU HAVE NO RIGHT TO SELL, TRANSFER, ASSIGN OR SUBLEASE THE EQUIPMENT OR THIS LEASE. We may without notice sell, assign or transfer this Lease. You agree that if we sell, assign, or transfer this Lease, the new owner will have the same rights and benefits that we have now and will not have to perform any of our obligations. You agree that the rights of the new owner will not be subject to any claims, defenses, or set offs that you may have against us.

TAXES AND FEES: You agree to pay when due all sales and use taxes, personal property taxes and all other taxes and charges, license and registration fees, relating to the ownership, leasing, rental, sale, purchase, possession or use of the Equipment as part of this Lease or as billed by us. You agree to pay us any estimated taxes when we request payment. You agree that if we pay any taxes or charges on your behalf in excess of the estimated taxes previously collected, you shall reimburse us for all such payments and shall pay us a late charge (as described in the paragraph titled Payment) on such payments if applicable with the next payment. You agree to pay us a monthly fee not to exceed one hundred and fifty thousandths of one percent (.150%) of the original Equipment cost or a comparable annual fee if we bill annually to reimburse us for our costs of preparing, reviewing and filing any such returns. You agree, and we have the right to (i) bill monthly the estimated applicable personal property taxes together with the fees described herein and (ii) bill any remaining estimated amount due upon assessment of such taxes. Your estimated monthly payment will be based on the full amount of such taxes, without regard to any discounts we may obtain. You also agree to appoint us as your attorney-in-fact to sign your name to any document for the sole purpose of such filing, so long as the filing does not interfere with your right to use the Equipment. We may charge you and you shall pay to us a one time administrative fee of up to $75.00 to reimburse us for documentation and investigation costs, You also agree to pay us for any filing and releasing fees prescribed by the Uniform Commercial Code or other law including filing or other fees Incurred by us.

LIABILITY: We are not responsible for any losses or injuries caused by the installation or use of the Equipment. You agree to reimburse us for and to defend us against any claims for the losses or injuries caused by the Equipment.

DEFAULT: If you do not pay rent when due or if you break any of your promises to this Lease or any other lease or agreement between us, you will be in default. If you default, we can require that you pay the remaining balance, plus all applicable taxes, of this Lease and return the Equipment to us. If you fail to return the Equipment to us, in addition we can also require that you pay to us our residual interest in the Equipment. We can also use any other remedies available to us under the Uniform Commercial Code or any other law. If we refer this Lease to an attorney for collection, you agree to pay our reasonable attorney's fees and actual costs, including our travel costs to any deposition or court proceeding. You agree to pay all of our recovery costs after a default, including: (1) reasonable attorney's fees or $1,500.00, whichever is greater; (2) reasonable attorney's fees for getting a repossession order, (3) cost of suit; (4) $250.00 to cover our internal collection overhead; (5) $250.00 to cover our internal repossession and remarketing overhead if an internal repossession is made or attempted including travel costs to any deposition or court proceeding; and (6) all other reasonable out-of-pocket costs. You agree now that the above amounts are good and reasonable predictions of what actual costs and overhead will be and are not penalties. You agree that any delay or failure to enforce our rights under this Lease does not prevent us from enforcing any rights to a later time.

SECURITY DEPOSIT: We will retain any required security deposit to ensure your performance of your obligations. Any security deposit is non-Interest bearing. We may, but are not obligated to, apply any security deposit to cure any default by you, in which event you will promptly restore any amount so applied. If you are not in default, any security deposit will be returned to you within 90 days after the end of the original or renewal Lease term or as otherwise required by applicable law), or at your direction we may apply the security deposit towards your purchase of the Equipment (if we grant you a purchase option).

RETURN OF EQUIPMENT: If (a) a default occurs, or (b) you do not purchase the Equipment at the end of the Lease term, you will immediately return the Equipment to any location(s) and aboard any carrier(s) we may designate in the continental United States. The Equipment must be properly packed for shipment in accordance with the manufacturer's recommendations or specifications, freight prepaid and insured, maintained in accordance with the paragraph titled Redelivery of Equipment; Renewal, and in "Average Saleable Condition". "Average Saleable Condition "means that all of the Equipment is immediately available for use by a third party buyer, user or lessee, other than yourself, without the need for any repair or refurbishment. All Equipment must be free of markings. You will pay us for any missing or defective parts or accessories, including manuals and licenses. You will continue to pay Lease payments until the Equipment is received and accepted by us.

FINANCE LEASE: You agree that if Article 2A-Leases of the Uniform Commercial Code is deemed to apply to this Lease, this Lease will be considered a finance lease as that term Is defined in Article 2A. To the extent permitted by applicable law, you waive any and all rights and remedies conferred upon you under UCC Sections 2A-303 and 2A-508 through 522.

APPLICABLE LAW: You understand that the Equipment may be purchased for cash or it may be leased. By signing this Lease, you acknowledge that you have chosen to lease the Equipment from us for the term of this Lease, and that you have agreed to pay the specified Lease payment and other fees described herein. We both Intend to comply with applicable laws. If it Is determined that your Lease payment results in a payment greater than would be allowed by applicable law, then any excess collected by us will be applied to any outstanding balance due and owing under this Lease adjusted to conform with such applicable law. In no event will we charge or receive or will you pay any amounts in excess of that allowed by applicable law. This agreement shall be governed by, construed and enforced in accordance with the laws of the State of Iowa. The parties agree that this agreement shall be treated as though executed and performed In Polk County, Iowa, and any legal actions relating to this Agreement must be instituted In the courts of Polk County, Iowa or the United States District Court for the Southern District of Iowa, which shall have exclusive jurisdiction. You and we waive the right to trial by jury In an action between us.

ADDITIONAL SERVICES: To request copies of your billing or payment history or for other information or services with respect to your Lease, please contact us. You will be charged a reasonable fee for these services.

OTHER CONDITIONS: You understand and agree that:
YOUR DUTY TO MAKE THE LEASE PAYMENTS IS UNCONDITIONAL DESPITE EQUIPMENT FAILURE, DAMAGE, LOSS OR ANY OTHER PROBLEM. IF THE EQUIPMENT DOES NOT WORK AS REPRESENTED BY THE VENDOR, OR IF THE VENDOR OR ANY OTHER PERSON FAILS TO PROVIDE ANY SERVICE, OR IF THE EQUIPMENT IS UNSATISFACTORY FOR ANY OTHER REASON, YOU WILL MAKE ANY SUCH CLAIM SOLELY AGAINST THE VENDOR OR OTHER PERSON AND WILL MAKE NO CLAIM AGAINST US.

NO WARRANTIES: We are leasing the Equipment to you "AS IS". WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH THIS AGREEMENT. We transfer to you for the term of this Lease all warranties, If any, made by manufacturer or supplier to us. We are not liable to you for any modifications or rescission of supplier or manufacturer warranties. You agree to continue making payments to us under this Lease regardless of any claims you may have against the supplier or manufacturer. YOU WAIVE ANY RIGHTS WHICH WOULD ALLOW YOU TO: (a) cancel or repudiate the Lease; (b) reject or revoke acceptance of the Equipment; (c) grant a security interest in the Equipment; (d) accept partial delivery of the Equipment; (e) "cover" by making any purchase or lease of substitute Equipment; and (f) seek specific performance against us.
YOU UNDERSTAND THAT WE ARE A SEPARATE AND INDEPENDENT COMPANY FROM ANY VENDOR OR MANUFACTURER AND THAT NEITHER THE VENDOR NOR ANY OTHER PERSON IS OUR AGENT. YOU AGREE THAT NO REPRESENTATION, GUARANTEE OR WARRANTY BY THE VENDOR OR OTHER PERSON IS BINDING ON US, AND NO BREACH BY THE VENDOR OR OTHER PERSON WILL EXCUSE YOUR OBLIGATIONS TO US.

Financial Services

September 19, 2005

NEW MOTION INC
10 CORPORATE PARK, STE 315
IRVINE CA 92606

Re: Equipment Contract Account Number 001-0025788-001

Dear Valued Customer:

We would like to take this opportunity to thank you for choosing VARESOURCES for your new contract. We are dedicated to making your leasing experience both satisfying and profitable for your business.

Enclosed is a copy of your fully executed contract. Please take a moment to reread the contract and be aware of its important terms.

You will receive periodic invoices for contract payments and other charges due under your contract. To ensure prompt and proper posting of your payment and to avoid late charges and past-due interest charges, please be sure to mail your payments only to the address listed on the invoice.

If you have any questions, please feel free to contact one of our customer service professionals at the number provided on your invoice. And again, we appreciate the opportunity to be of service to you.

Sincerely,

VARESOURCES

400 Locust Street,

MAC F4045-050 0

Des Moines, Iowa

50309-2331 1-

800/247-5083